UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):        December 29, 2008 (December 24, 2008)

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COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification No.)

1100 CommScope Place, SE P.O. Box 339 Hickory, North Carolina (Address of principal executive offices)	28602 (Zip code)

Registrant’s telephone number, including area code:        (828) 324-2200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 24, 2008, CommScope, Inc. (“CommScope”) entered into Amendment No. 1 (the “First Amendment”) to the Credit Agreement, dated as of December 27, 2007 (the “Senior Credit Agreement”), among CommScope, the lenders named therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  The First Amendment amends the Senior Credit Agreement by, among other things:

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permitting CommScope to make, on or prior to March 23, 2009, cash payments of up to $200,000,000 in the aggregate to acquire, prepay, redeem or purchase its 1.00% Convertible Senior Subordinated Debentures Due 2024 (the “Convertible Debentures”) and/or in connection with the conversion of the Convertible Debentures (“Permitted Cash Payments”);

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providing that the revolving credit commitments under the Senior Credit Facilities (currently $400,000,000) will be automatically and permanently reduced by an amount equal to 100% of the amount, if any, by which the aggregate Permitted Cash Payments exceed $100,000,000;

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amending the base rate pricing option to provide that the base rate is the highest of the then current Federal Funds rate plus 0.5%, the prime rate most recently announced by Bank of America, N.A., the administrative agent under the Senior Credit Facilities, and the one-month Eurodollar rate plus 1.0% (in any case, before adding the applicable margins as provided in the Senior Credit Agreement);

●	increasing the letter of credit sublimit under the revolving credit facility from $40,000,000 to $85,000,000;

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providing that future optional prepayments of term loans during any fiscal year will reduce the excess cash flow prepayment requirement for such fiscal year (1) by 75% of the amount of such optional prepayments, if CommScope’s consolidated leverage ratio as of the last day of such fiscal year is greater than or equal to 2.50 to 1.00, and (2) by 100% of the amount of such optional prepayments, if CommScope’s consolidated leverage ratio as of the last day of such fiscal year is less than 2.50 to 1.00; and

●	requiring CommScope to make a prepayment of the term loans under the Senior Credit Agreement in the amount of $150,000,000, which prepayment was made on December 26, 2008.

The foregoing summary of certain provisions of the First Amendment is qualified in its entirety by reference to the text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 26, 2008, CommScope issued a press release announcing that it amended its Senior Credit Agreement by entering into the First Amendment.  A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, pursuant to Item 7.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number                  Description

10.1
Amendment No. 1 to the Credit Agreement, dated as of December 24, 2008, among CommScope, Inc., the lenders named therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	CommScope, Inc. Press Release dated December 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2008

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Name: Jearld L. Leonhardt
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Number                  Description

10.1
Amendment No. 1 to the Credit Agreement, dated as of December 24, 2008, among CommScope, Inc., the lenders named therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	CommScope, Inc. Press Release dated December 26, 2008.